Exhibit 4.2














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                          SDC INTERNATIONAL, INC.

                   2000 NON-QUALIFIED STOCK OPTION PLAN


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         Exhibit 4.2 - Pg. 1


1.  Purpose.   The purpose of this Stock Option Plan (the "Plan") is to
advance the interests of the SDC INTERNATIONAL, INC., a Delaware corporation ("SDC") and any Subsidiaries, as hereinafter defined of SDC (SDC and Subsidiaries collectively referred to as the "Corporation"), by providing an additional incentive to attract and retain qualified and competent persons who are key employees, consultants, representatives, officers and directors of the Corporation upon whose efforts and judgment the success of the Corporation is largely dependent, and to provide an incentive for other Companies to enter into a Consulting Agreement with the Corporation, through the encouragement of stock ownership in the Corporation, by such persons. Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation if, at the time the Option is granted, each of the corporations other than the last corporation in the unbroken chain owns 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

2.  Grant of Options;  Generally.   In accordance with the provisions
hereinafter set forth in this Plan, the Board of Directors (the
"Board") or the Stock Option Committee (the "Stock Option Committee") of the Corporation is hereby authorized to issue from time to time on the Corporation's behalf to any one or more Eligible Persons, as hereinafter defined, non-qualified stock options ("Options") to acquire shares of the Corporation's common stock, par value $ .001 per share (the "Stock").

3.  Number of Shares.   The aggregate number of shares of Stock which
may be purchased pursuant to the exercise of Options shall be 500,000 shares. If an Option ceases to be exercisable, in whole or in part, the shares of Stock underlying such Option shall continue to be available under this Plan. Further, if shares of Stock are delivered to the Corporation as payment for shares of Stock purchased by the exercise of an Option granted under this Plan, such shares of Stock shall also be available under this Plan. If there is any change in the number of shares of Stock on account of the declaration of stock dividends, recapitalization resulting in stock split-ups, or combinations or exchanges of shares Stock, or otherwise, the number of shares of Stock available for purchase upon the exercise of Options, the shares of Stock subject to any Option and the exercise price of any outstanding Option shall be appropriately adjusted by the Board or the Stock Option Committee. The Board or the Stock Option Committee shall give notice of any adjustments to each Eligible Person granted an Option under this Plan, and such adjustments shall be effective and binding on all Eligible Persons. If because of one or more recapitalizations, reorganizations or other corporate events, the holders of outstanding Stock receive something other than shares of Stock then, upon exercise of an Option, the Eligible Person will receive what the holder would have owned if the holder had exercised the Option immediately before the first such corporate event and not dispose of anything the holder received as a result of the corporate event.

4.  Eligible Persons.   An Eligible Person means (i) any individual
who is employed by the Corporation, (ii) any director of the Corporation or any Subsidiary of the Corporation, (iii) any consultant or



         Exhibit 4.2 - Pg. 2


representative of the Corporation or any Subsidiary of the Corporation, or (iv) any Company that is a party to a Consulting Agreement with the Corporation.

5.  Grant of Options.   The Board or the Stock Option Committee has
the right to issue the Options established by this Plan to Eligible Persons. The Board or the Stock Option Committee shall follow the procedures prescribed for it elsewhere in this Plan. A grant of Options shall be set forth in writing signed on behalf of the Corporation or by a majority of the members of the Stock Option Committee. The writing shall the terms which govern the Option. The terms shall be determined by the Board or the Stock Committee, and may include, among other terms, the number of shares of Stock that may be acquired pursuant to the exercise of the Options, when the Options may be exercised, the period for which the Option is granted and including the expiration date, the effect on the Options if the Eligible Person terminates employment and whether the Eligible Person may deliver shares of Stock or property to pay for the shares of Stock to be purchased by the exercise of the Option. However, no term shall be set forth in the writing which is inconsistent with any of the terms of this Plan. The terms of an Option granted to an Eligible Person may differ from the terms of an Option granted to another Eligible Person, and may differ from the terms of an earlier Option granted to the same Eligible Person.

6.  Option Price.   The Option price per share shall be determined by
the Board or the Stock Option Committee at the time any Option is granted, and may be less than fair market value of the Corporation's shares of Common Stock. Fair market value as used herein shall be:

          a) If shares of Stock shall be traded on an exchange or over-the-counter market, the mean between the high and low sales prices of Stock on such exchange or over-the-counter market on which such shares shall be traded on that date, or if such exchanges or over-the-counter market is closed or if no shares shall have traded on such a date, on the last preceding date on which such shares shall have traded.

           b) If shares of Stock shall not be traded on an exchange or over-the-counter market, the fair market value as determined by the Board or the Stock Option Committee.


7.     Purchase of Shares.

          (a) An Option shall be exercised by the tender to the Corporation of the full purchase price of the Stock with respect to which the Option is exercised and written notice of the exercise. The purchase price of the Stock shall be in United States dollars, payable in cash or by check, in property, the Corporation stock, or cashless exercise if so permitted by the Board or the Stock Option Committee in accordance with the discretion granted in Paragraph 6 hereof, having a value equal to such purchase price.



         Exhibit 4.2 - Pg. 3


          (b) The Corporation shall not be required to issue or deliver any certificates for shares of Stock purchased upon the exercise of an Option prior to (i) If requested by the Corporation, the filing with the Corporation by the Eligible Person of a representation in writing that it is the Eligible Person's then present intention to acquire the Stock being purchased for investment and not for resale, and/or (ii) the completion of any registration, exemption or other qualification of such shares under any securities, governmental or regulatory body, which the Corporation shall determine to be necessary or advisable.

8. Stock Option Committee. The Stock Option Committee may be appointed from time to time by the Corporation's Board of Directors.
The Board may from time to time remove members from or add members to the Stock Option Committee. The Stock Option Committee shall be constituted so as to permit the Plan to comply in all respects with the provisions set forth in Paragraph 19 herein. The Board shall appoint a member of the Stock Option Committee to act as its chairman. The Stock Option Committee shall hold its meetings at such times and places as its chairman shall determine. A majority of the Stock Option
Committee's Members present in person shall constitute a quorum for the transaction of business. All determinations of the Stock Option Committee will be made by the majority vote of the members constituting the quorum. The members may participate in a meeting of the Stock Option Committee by conference telephone or similar communications equipment by means of which all members participating in the meeting can hear each other. Participating in a meeting in that manner will constitute presence in persons at the meeting. Any decision or determination reduced to writing and signed by all members of the Stock Option Committee will be effective as if it had been made by a majority vote of all members of the Stock Option Committee at a meeting which is duly called and held.

9.  Administration of Plan.   In addition to granting Options and to
exercising the authority granted to it elsewhere in this Plan, the Board or the Stock Option Committee is granted the full right and authority to interpret and construe the provisions of this Plan, promulgate, amend and rescind rules and procedures relating to the implementation of the Plan and to make all other determinations necessary or advisable for the administration of the Plan. All determinations made by the Board or the Stock Option Committee shall be final, binding and conclusive on all persons including the Eligible Person, the Corporation and its stockholders, employees, officers and directors and consultants. No member of the Board or the Stock Option Committee will be liable for any act or omission in connection with the administration of this Plan unless it is attributable to that member's willful misconduct.

10.  Determination of Value and Fair Market Value.   In grating Options
under this Plan, the Board or the Stock Option Committee shall make a good faith determination as to the value and fair market value of the Stock at the time of granting the Option.



         Exhibit 4.2 - Pg. 4


11.  Restrictions on Issuance of Stock.   The Corporation shall not be
obligated to sell or issue any shares of Stock pursuant to the exercise of an Option unless the Stock with respect to which the Option is being exercised is at that time effectively registered or exempt from registration under the Securities Act of 1933, as amended, and any other applicable laws, rules and regulations. The Corporation may condition the exercise of an Option granted in accordance herewith upon receipt from the Eligible Person, or any other purchaser thereof, of a written representation that at the time of such exercise it is his or her then present intention to acquire the shares of Stock for investment and not with a view to, or for sale in connection with, any distribution thereof; except that, in the case of a legal representative of an Eligible Person, distribution shall be defined to exclude distribution by will or under the laws of descent and distribution. Prior to issuing any shares of Stock pursuant to the exercise of an Option, the Corporation shall take such steps as it deems necessary to satisfy any withholding tax obligations imposed upon it by any level of government.

12.     Exercise in the Event of Death or Termination of Employment.

        (a) If an optionee shall die (i) while an employee of the Corporation or a Subsidiary or (ii) after termination of his employment with the Corporation or a Subsidiary because of his disability, or retirement or otherwise, his Options may be exercised, to the extent that the optionee shall have been entitled to do so on the date of his death or such termination of employment, by the person or persons to whom the optionee's right under the Option pass by will or applicable law, or if no such person has such right, by his executors or administrators, at any time, or from time to time. In the event of termination of employment because of death while an employee, his Options may be exercised not later than the expiration date specified in Paragraph 5 or six months after the optionee's death, whichever date is earlier, or in the event of termination of employment because of retirement or otherwise, no later than the expiration date specified in Paragraph 5 hereof or ninety (90) days after the optionee's death, whichever date is earlier.

        (b) If an optionee's employment by the Corporation or a Subsidiary shall terminate because of his disability and such optionee has not died within the following three months, he may exercise his Options, to the extent that he shall have been entitled to do so at the date of the termination of his employment, at any time, or from time to time, but no later than the expiration date specified in Paragraph 5 hereof or six months after termination of employment, whichever date is earlier.

        (c) If an optionee's employment shall terminate with the consent of the Board or the Stock Option Committee or involuntarily other than by termination for cause, and such optionee has not died within the following three months, he may exercise his Option to the extent he shall have been entitled to do so at the date of the termination (as described in this Paragraph) of his employment, at any time and from to time, but not later than the expiration date specified in Paragraph 5 hereof or thirty
(30) Days after termination of employment, whichever date is earlier.



         Exhibit 4.2 - Pg. 5


For purposes of this Paragraph 12, termination for cause shall mean termination of employment by reason of the optionee's commission of a felony, fraud or willful misconduct which has resulted, or is likely to result, in substantial and material damage to the Corporation or a Subsidiary, all as the Board or the Stock Option Committee in its sole discretion may determine.

        (d) If an optionee's employment shall terminate for any reason other than death, disability, retirement or otherwise as set forth in Paragraphs 12(a)-(c) hereof, all right to exercise his Options shall terminate on the date of such termination of employment.

13. Exercise in the Event of Termination of Consulting Agreement. If an optionee is granted options under a Consulting Agreement and that Consulting Agreement is terminated, the optionee's Options may be exercised, to the extent that the optionee shall have been entitled to do so, on the date of termination. All right to exercise the optionee's Options shall be terminated on the day following the termination of the Consulting Agreement.

14. Corporate Events. In the event of the proposed dissolution or liquidation of the Corporation, a proposed sale of all or substantially all of the assets of the Corporation, a merger or tender for the Corporation's shares of Common Stock, the Board of Directors may declare that each Option granted under this Plan shall terminate as of a date to be fixed by the Board of Directors; provided that not less than thirty
(30) days written notice of the date so fixed shall be given to each Eligible Person holding an Option, and each such Eligible Person shall have the right, during the period of thirty (30) days preceding such termination, to exercise his Option as to all or any part of the shares of Stock covered thereby, including shares of Stock as to which such Option would not otherwise be exercisable. Nothing set forth herein shall extend the term set for purchasing the shares of Stock set forth in the Option.

15. No Guarantee of Employment. Nothing in this Plan or in any writing granting an Option will confer upon any Eligible Person the right to continue in the employ of the Eligible Person's employer, or will interfere with or restrict in any way the right of the Eligible Person's employer to discharge such Eligible Person at any time for any reason whatsoever, with or without cause.

16.   Non-transferability.   No Option granted under the Plan shall be
transferable except by will and the laws of interstate. During the lifetime of the optionee, an Option shall be exercisable only by the holder thereof.

17. No Rights as Stockholder. No optionee shall have any rights as a stockholder with respect to any shares subject to his Option prior to the date of issuance to him of a certificate or certificates for such shares.

18. Amendment and Discontinuance of Plan. The Corporation's Board of Directors may amend, suspend or discontinue this Plan at any time.



         Exhibit 4.2 - Pg. 6


However, no such action may prejudice the rights of any Eligible Person who has prior thereto been granted Options under this Plan. The Board of Directors may modify the Plan, as necessary, to effectuate the intent of the Plan as a result of any changes in the tax, accounting or securities laws treatment of Eligible Persons and the Plan.

19. Compliance With Other Laws and Regulations. The Plan, the grant and exercise of Options thereunder, and the obligation of the Corporation to sell and deliver Stock under such options, shall be subject to all applicable federal and state laws, rules, and regulations and to such approvals by an government or regulatory agency as may be required. The Corporation shall not be required to issue or deliver any certificates for shares of Stock prior to(a) the listing of such shares on any stock exchange or over-the-counter market on which the Stock may then be listed and (b) the completion of any registration or qualification of such shares under any federal or state law, or any ruling or regulation of any government body which the Corporation shall, in its sole discretion, determine to be necessary or advisable. Moreover, no Option may be exercised if its exercise or the receipt of Stock pursuant thereto would be contrary to applicable laws.

20.  Name.   The Plan shall be known as the SDC INTERNATIONAL, INC.,
2000 Non-Qualified Stock Option Plan.

21.  Notices.   Any notice hereunder shall be in writing and sent by
certified mail, return receipt requested or by facsimile transmission (with electronic or written confirmation of receipt) and when addressed to the Corporation or the Committee shall be sent to it at its office, 777 S. Flagler, 8th Floor West, W. Palm Beach, FL 33401, subject to the right of either party to designate at sany time hereafter in writing some other address, facsimile number or person to whose attention such notice shall be sent.

22.  Headings.   The headings preceding the text of Sections and
subparagraphs hereof are inserted solely for convenience of reference, and shall not constitute a part of this Plan nor shall they affect its meaning, construction or effect.

23. Effective Date. This Plan, the SDC INTERNATIONAL, INC., 2000 Non-Qualified Stock Option Plan, was adopted by the Board of Directors of the Corporation on December 27, 2000. The effective date of the Plan shall be the same date.

     Dated as of December 27, 2000.

                                 SDC INTERNATIONAL, INC.

                                 By: /s/Ronald A. Adams
                                    Ronald A. Adams,  Chairman



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